UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2006
IMPCO TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15143 (Commission File Number)	91-1039211 (IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California (Address of Principal Executive Offices)	92704 (Zip Code)
Registrant's telephone number, including area code: (714) 656-1200
16804 Gridley Place, Cerritos, California 90703 (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On April 24, 2006, Douglas R. King was appointed to the Board of Directors of IMPCO Technologies, Inc. (the “Company”) to fill the vacancy created by the resignation of Donald Simplot in January 2006. Mr. King is considered an “independent director” pursuant to the regulations of the Securities and Exchange Commission and the Nasdaq National Market.

Mr. King is a Certified Public Accountant with significant experience in the accounting industry, including over 30 years of auditing experience at Ernst & Young LLP where he served in various capacities in multiple offices. Most recently, Mr. King served as the Managing Partner of the San Francisco Office of Ernst & Young LLP from 1998 to 2002. Currently, Mr. King is a member of the Board of Directors, Chairman of the Audit Committee and member of the Compensation Committee of Marvell Technology Group Ltd (NASDAQ: “MRVL”) and is member of the Board of Directors, Chairman of the Audit Committee and member of the Governance and Nomination Committee of SJW Corp. (NYSE: “SJW”).

Mr. King was appointed as a director following the recommendation of the Company’s Nominating and Corporate Governance Committee. Mr. King is expected to be appointed to serve on the Audit Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

Dated: April 25, 2006	By:	/s/ Thomas M. Costales
Thomas M. Costales
Chief Financial Officer, Treasurer and Secretary